Exhibit 21

                   SUBSIDIARIES OF THE ISSUER

                              State of               Doing
Name                        Incorporation         Business As

COPS, Inc.                     Georgia          COPS

ViewCall America, Inc.         Georgia          ViewCall America

ViewCall South America, Inc.   Georgia          ViewCall South
                                                America

ViewCall Technology, Inc.      Georgia          ViewCall
                                                Technology